                                                                    EXHIBIT 10.9



February 13, 1998

Micro Media Solutions, Inc.
501 Waller St.
Austin, Texas 78702

Attn:   Gary Salbeck, Operation Manager

Re:     Executed copy of the Field Trial Agreement


Gary:

Actually, I work for SBC here in California, but they only let me use Pacific Bell letterhead. Thank you for the update and I am glad we could talk about how things are going so far. We urgently need some more ISP's to get into the action soon, so the sooner MSI is involved the better.

I have enclosed a copy of the agreement as promised and I apologize that you did not receive a clean copy months ago. Please feel free to call if you have any questions.

Respectfully,


Mark A. Gaither
Contract Manager
FasTrak DSL
510-8637-5192

cc:     S. P. Formhals (SBC) Field Trial Agreement No. 970097

Southwestern Bell Telephone Company      (SWBT)
a Missouri Corporation
One Bell Center
St. Louis Missouri 63101

and

Micro-Media Solutions. Inc. (MSI)        (MSI)
a Texas Corporation
501 Waller Street
Austin, Texas 78702

                                                                          INDEX

PREAMBLE                                                                    3
TERM                                                                        3
ASSIGNMENT                                                                  3
BREACH OF AGREEMENT                                                         3

CHOICE OF LAW                                                               3
COMPLAINTS                                                                  4
COMPLIANCE WITH LAWS                                                        4
CONFLICT OF INTEREST                                                        4
CURE                                                                        4
SWBT'S INFORMATION                                                          4
SWBT'S OBLIGATION                                                           5
EMERGENCY SUPPORT                                                           5
ENTIRE AGREEMENT                                                            6
FORCE MAJEURE                                                               6
INFRINGEMENT                                                                6
INSIGNIA                                                                    7
INSURANCE                                                                   7
LIABILITY                                                                   8
LICENSES                                                                    8
NO FIDUCIARY                                                                8
NO PARTNERSHIP                                                              9
NON-EXCLUSIVE MARKET RIGHTS                                                 9
NON-WAIVER                                                                  9
NOTICES                                                                     9
PERFORMANCE                                                                 10
PUBLICITY                                                                   10
PURCHASE OPTION                                                             10
RELEASES VOID                                                               10
RIGHT OF ACCESS                                                             10
SEVERABILITY                                                                11
SERVICES                                                                    11
SUBCONTRACTING                                                              11
MSI'S INFORMATION                                                           11
SURVIVAL OF OBLIGATIONS                                                     11
TAXES                                                                       11
TERMINATION                                                                 12
WARRANTY                                                                    12
WORK HEREUNDER                                                              12

APPENDIX A - NODISCRIMINATION COMPLIANCE AGREEMENT
APPENDIX B - SERVICES


PREAMBLE

SWBT and MSI agree that MSI shall act as SWBT's agent and furnish to SWBT customers, ADSL Fulfillment services and Customer Premises Equipment Installation and Maintenance services, hereinafter referred to as "Services", in accordance with the terms and conditions and specifications of this field trial agreement ("Agreement"). Services are outlined in Appendix B, attached hereto by this reference. This Agreement is formed solely to provide a means for SWBT to evaluate the potential use of the Service in SWBT's operating area in the form of a future purchase of equipment or services similar to service furnished by MSI, unless provided for in a separate written agreement. In consideration of the mutual convenants and promises contained herein, the parties agree as follows:

TERM

This Agreement shall be effective for the duration of the field trial evaluation which shall begin on October 1, 1997 and shall continue in effect through September 30, 1998 unless earlier terminated as provided for herein.

ASSIGNMENT

Neither party shall assign or otherwise transfer its rights or obligation under this Agreement except with prior written consent of the other, said consent known to be unreasonably withheld; provided. However, SWBT shall have the right to assign this Agreement to any present or future affiliate, subsidiary or parent corporation of SWBT without securing the consent of MSI and may grant to any such assigned the same rights and privileges SWBT enjoys under this Agreement. Any attempted assignment not assented to in the manner as prescribed herein shall be void.

BREACH OF AGREEMENT

In the event MSI shall be in breach or default of any of the terms, conditions or covenants of this Agreement, and said breach of default shall continue for a period of ten (10) days after the giving of written notice to MSI, thereof, then in addition to all other rights and remedies at law or in equity, SWBT shall have the right to cancel this Agreement at no penalty to SWBT and/or enforce the provisions set forth in the PERFORMANCE clause hereof.

CHOICE OF LAW

This Agreement shall be governed by the laws of the state of Missouri

COMPLAINTS

SWBT reserves the right to notify MSI in cases where SWBT has identified current or potential problem areas concerning MSI's SERVICE furnished hereunder.

MSI agrees to accept and acknowledge such notices and to work with SWBT on a reasonable resolution of such problems. Notice of the disposition and solution of such problems shall be provided to SWBT within ten (10) days of SWBT's notification to MSI. Periodic reporting of the status of such open problems or complaints will be furnished to SWBT by MSI together with a proposed schedule of resolution. Such resolution shall not exceed thirty (30) days.

COMPLIANCE WITH LAWS

MSI and all persons furnished by MSI shall comply with the provision of all applicable federal, state, county and local laws, ordinances, regulations and codes (including identification and procurement of required permits, certificates, approvals and inspections) in MSI's performance under this Agreement. MSI further agrees during the term of this Agreement to comply with all applicable Executive and Federal regulations as set forth in Appendix A, Nondiscrimination Compliance Agreement, attached hereto and made a part of this Agreement. MSI agrees to indemnify SWBT for any loss or damage sustained because of MSI's noncompliance.

CONFLICT OF INTEREST

MSI represents and warrants that no officer, employee, or agent of SWBT has been or will be employed, retained, paid a fee, or otherwise has received or will receive any personal compensation or consideration by or from MSI or any of MSI's officers, employees or agents in connection with the obtaining, arranging, or negotiation of this Agreement or other documents or Agreements entered into or executed in connection herewith.

CURE

SWBT shall not be deemed to be in default under any of the terms of this Agreement and MSI shall not seek or be entitled to enforce any remedy for any claimed default, unless SWBT shall fail to cure or correct said claimed default within thirty (30) days following receipt of written notice by MSI to SWBT of said claimed default.

SWBT'S INFORMATION

Any specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical or business information or data, field trial results and/or reports, written, oral or otherwise (all hereinafter designated "Information") furnished to MSI under this Agreement or in contemplation of this Agreement, shall remain SWBT's property. All copies of such Information in written, graphic or other tangible form shall be returned to SWBT at SWBT's request. Unless such Information was previously known to MSI free of any obligation to keep it confidential, or has been or is subsequently made public by SWBT or a third party, it shall be kept confidential by MSI, shall be used only in performing this Agreement, and may not be used for other purposes except such terms as may be agreed upon between MSI and SWBY in writing.

MSI understands and agrees that any and all field trial results prepared by SWBT are and shall remain the property of SWBT and are hereby considered SWBT's Proprietary Information. Therefore it shall be SWBT's option, in its sole discretion, to furnish MSI copies of such documents or to discuss such documents with MSI. MSI's use of field trial reports furnished by SWBT shall be governed by the provisions of the PUBLICITY clause in addition to the provisions contained in this clause, SWBT'S INFORMATION.

SWBT'S OBLIGATION

MSI agrees SWBBT has no obligation or liability whatsoever for expenses incurred in the development of MSI's SERVICE or to provide MSI with results of SWBT's field trial evaluation.

EMERGENCY SUPPORT

MSI shall provide SWBT with an updated current listing of MSI's technical support personnel together with after-hours telephone procedures to contact MSI to correct out-of-service conditions.

In the event SERVICE provided pursuant to this Agreement should affect SWBT's ability to provide telecommunications services to SWBT's subscribers, MSI shall, without charge, provide field technical personnel to make temporary modifications and arrangements to mitigate the effects of out-of-service conditions.

MSI agrees that expenses incurred by SWBT, if any, to mitigate or correct out-of-service conditions caused by SERVICE shall be substantiated by SWBT and paid by MSI.

ENTIRE AGREEMENT

This Agreement shall constitute the entire agreement between the parties and shall not be modified or amended except by a writing signed by both parties. Estimates furnished by SW13T shall not constitute commitments. The provisions of this Agreement shall supersede all prior oral and written quotations, communications, agreements and understanding of the parties in respect of the subject matter of this Agreement.

FORCE MAJEURE

Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, war strike. embargo, government requirement, civil or military authorities, Act of God or by the public enemy, or other causes beyond the control of MSI or SWBT. If any force majeure condition occurs. the party delayed or unable to perform shall give immediate notice to the other and the party affected by the other's inability to perform may elect to:

A terminate this Agreement;

B suspend this Agreement for the duration of the force majeure condition: or

C resume performance under this Agreement once the force majeure condition ceases with an option in the affected party to extend the period of this Agreement up to the length of time the force majeure condition endured.

Unless written notice is given within thirty (30) days after such affected party is notified of the force majeure condition, (b) shall be deemed selected.

INFRINGEMENT

MSI shall indemnify SWBT for any loss, damage, expense (including attorney's fees) or liability arising out of any infringement, or claim of infringement, of any patent, trademark, copyright, trade secret or other proprietary interest based on the manufacture, normal or intended use, installation, lease, sale or resale of SERVICE or part thereof (including but not limited to, any program. documentation, services and/or equipment) furnished to SWBT under this Agreement or In contemplation of this Agreement.

If SWBT's normal or intended use, installation, lease, sale or resale of the SERVICE shall be prevented by injunction or court order because of any such infringement for which MSI is responsible, MSI shall. in addition to the above indemnity, at no expense, loss or damage to SWBT: (1 ) replace such SERVICE with equally suitable Service free of infringement: or (2) modify such SERVICE free of infringement. or (3) by license or other release from claim of infringement procure for SWBT's benefit the right to use, install, lease. sell or resell such SERVICE or (4) after MSI has demonstrated its good faith efforts to achieve the foregoing without success. MSI shall refund to SWBT the full SERVICE purchase price (less a reasonable amount of use of the SERVICE) if any.

INSIGNIA

SWBT's Insignia will not be affixed, used or otherwise displayed on the SERVICE furnished or in connection therewith without SWBT's written approval.

INSURANCE

With respect to performance hereunder, MSI shall maintain, at all times during the term of this agreement the following insurance coverage and any additional insurance and/or bonds required by law:

(1) Worker's Compensation Insurance in compliance with the laws of the state in which the work is to be performed,

(2) Employers Liability Insurance with minimum limits of $100.000 for Bodily Injury by accident, $100.000 for Bodily Injury by disease per employee and $500,000 for Bodily Injury by disease policy aggregate;

(3) General Liability Insurance with minimum limits of $1,000,000 per occurrence for Bodily Injury and Property Damage arising out of Premises/Operations, $1,000,000 per occurrence Personal Injury and $1,000,000 General Policy Aggregate (applicable to Commercial General Liability Policies), $1,000,000 per occurrence/aggregate for Products/Completed Operations. Coverage must include Blanket Contractual, Independent Contractors Liability and Broad Form Property Damage. If general liability is Claims-Made coverage, retroactive date must be prior to or coincident with the inception date of the contract and shall not be advanced during the term of the contract. SWBT is to be named as Additional Insured as respects general liability; and if use of motor vehicles is required;

4) Automobile Liability Insurance with minimum limits of $1,000,000 per occurrence for Bodily Injury and Property Damage. Coverage shall extend to all owned, hired, and non-owned autos. Insurance Companies affording coverage shall be acceptable to SWBT and have a Best's Rating of B+VII or better. MSI shall be prepared, prior to the start of work, to furnish certificates or other adequate proof of the foregoing insurance, if so requested by SWBT. SWBT is to be notified in writing at least thirty (30) days prior to cancellation or any Service change of foregoing insurance.

LIABILITY

MSI shall indemnify, defend and save harmless SWBT (including its officers, agents and employees) from and against any and all liability, loss, damages, costs, attorneys' fees, or other expense of any kind, which arises out of any claim or any suit for damages, injunction or other relief, caused by, resulting from, or in connection with, the SERVICE or acts or omissions of MSI (including any of MSI's agents or subcontractors but excepting the negligent acts or omissions solely of SWBT) in the furnishing of SERVICE or in the performance of services hereunder. This indemnity shall survive the delivery, inspection or acceptance of SERVICE or performance of services hereunder.

MSI agrees to defend SWBT, at SWBT's request, against any such liability, claim, demand or suit. SWBT agrees to notify MSI within a reasonable time of any written claims or demands against SWBT for which MSI is responsible under this clause.

MSI agrees not to implead or bring any action against SWBT or SWBT's employees based on any claim by any person for personal injury or death that occurs in the course or scope of employment of such person by SWBT and that arises out of SERVICE or services furnished under this Agreement.

LICENSES

No licenses, express or implied, under any patents are granted by SWBT to MSI under this Agreement.

NO FIDUCIARY

The parties hereto recognize and agree that this Agreement resulted from arms-length bargaining and therefore, that the parties owe no fiduciary duty to each other as a result of this Agreement. The parties have the right to pursue independently other evaluation agreements outside the scope of this Agreement.

NO PARTNERSHIP

It is not the intent of the parties hereto to form a partnership, whether express or implied, or general or limited, as a result of their entering into this Agreement. Relations between the parties are intended to be governed by this Agreement and interpreted pursuant to the law of contracts. rather than pursuant to the Missouri partnership law.

NON-EXCLUSIVE MARKET RIGHTS

It is expressly understood and agreed that this Agreement does not grant MSI an exclusive privilege to provide to SWBT any or all SERVICE of the type described in this Agreement nor require the purchase of any products from MSI by SWBT. It is, therefore, understood that SWBT may contract with other manufacturers and MSIs for the procurement or trial of comparable Services.

NON-WAIVER

No course of dealing or failure of either party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.

NOTICES

Any notice or demand which under the terms of this Agreement, or under any statute must or may be given or made by MSI or SWBT shall be in writing and shall be given or made by confirmed facsimile or similar communication or by certified or registered mail addressed to the respective parties as shown:

To SWBT                     To MSI

 Name                  Steve Formhals           Jose Chavez
 Address               One Bell Center,         501 Waller
 City, State, ZIP      St. Louis, MO  63101     Austin, TX  78702
 Telephone             (314)235-1917            (512)476-6925

Such notice or demand shall be deemed to have been given or made when sent by confirmed facsimile or other communication or when deposited, postage prepaid in the U.S. mail.

The above addresses may be changed at any time by giving thirty (30) days prior written notice as above provided.

PERFORMANCE

Consistent with the provisions of the FORCE MAJEURE clause of this Agreement, MSI, having confirmed and agreed to a schedule or specific date(s) in the performance of this Agreement, as outlined in the TERM clause hereof shall be expected to meet the schedules or date(s) contained herein. Expenses incurred by SWBT due to MSI's nonperformance of Service by committed dates, through no fault of SWBT, shall be substantiated by SWBT and paid by MSI within thirty (30) days of written notice from SWBT.

PUBLICITY

MSI shall not advertise, or otherwise make known to others, any confidential information regarding this Agreement. MSI further agrees not to use in any advertising or sales promotion, press releases or other publicity matters any endorsements, direct or indirect quotes, or pictures implying endorsement by SWBT or any of SWBT's employees without SWBT's prior written approval. MSI shall submit to SWBT for written approval, prior to publication, all publicity matters that mention or display SWBT's name and/or marks or contain language from which a connection to said name and/or marks may be inferred or implied.

PURCHASE OPTION

SWBT may, at SWBT's option, elect to purchase the SERVICE from MSI at the end of this Agreement under a separate written agreement at a price to be mutually agreed upon by SWBT and MSI.

RELEASES VOID

Neither MSI nor SWBT shall require waivers or releases of any rights from representatives of the other in connection with visits to MSI's and SWBT's respective premises, and no such releases or waivers shall be pleaded by MSI or SWBT or third persons in any action or proceeding.

RIGHT OF ACCESS

MSI shall normally not be permitted access to SWBT's facilities in connection with work under this agreement and, however, if access is granted while on SWBT's premises, shall comply with all plant rules and regulations, and where required by government regulations, submit satisfactory clearance from the U.S. Department of Defense and other federal authorities concerned. No charge will be made for such visits.

SEVERABILITY

If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of MSI and SWBT shall be construed and enforced accordingly. However, in the event such provision is considered essential element of this Agreement, MSI and SWBT shall promptly negotiate a replacement therefor.

SERVICES

Appendix B outlines MSI's responsibilities, is incorporated herein, and made a part of this Agreement by this reference and applies to the SERVICE under this Agreement.

SUBCONTRACTING

MSI shall not, without the prior written consent of SWBT, subcontract any portion of the work covered by this Agreement. Subcontracting by MSI shall not relieve MSI of any responsibilities hereunder and MSI shall remain responsible for compliance by any subcontractor with all provisions of this Agreement.

MSI'S INFORMATION

No specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical information or data, written, oral or otherwise, furnished by MSI to SWBT under this Agreement or in contemplation of this Agreement shall be considered by MSI to be confidential or proprietary.

SURVIVAL OF OBLIGATIONS

MSI's obligations under this Agreement which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, including, by way of illustration only and not limitation, those in the PERFORMANCE, COMPLIANCE WITH LAWS, INFRINGEMENT, LIABILITY, RELEASES VOID, SEVERABILITY, SWBT'S INFORMATION, and WARRANTY clauses shall survive termination, cancellation or expiration of this Agreement.

TAXES

Federal manufacturer's or retailer's excise and state and local sales or use taxes, when applicable, shall be paid by MSI.

TERMINATION

SWBT may terminate this Agreement without penalty in whole or in part by giving MSI at least thirty (30) days prior written notice. Upon termination, MSI shall return to SWBT any equipment or documents that had been provided to MSI.

WARRANTY

Seller agrees to perform the SERVICES in a first-class, workmanlike manner, with care, skill and diligence, and in accordance with applicable standards currently recognized by Seller's profession. Seller further agrees to be responsible for the professional quality, technical accuracy, completeness and coordination of all reports, designs, drawings, plans, information, specifications and other items and SERVICES furnished under this Contract. If Seller fails to meet applicable professional standards, Seller will, without additional compensation, correct or revise any errors or deficiencies in its reports, drawings, specifications, designs or other items or SERVICES furnished hereunder.

Any replacement, repair, modification, installation, or other service performed by MSI shall be warranted as herein provided based upon the date performance of the service is completed and accepted by SWBT.

WORK HEREUNDER

It is understood that visits by MSI or MSI's representatives for inspection, adjustment, or other similar purposes in connection with SERVICE, shall for all purposes be deemed "work hereunder" and shall be at no charge to SWBT unless otherwise agreed in writing with SWBT.

In WITNESS WHEREOF, the foregoing Agreement has been executed by the parties hereto, in duplicate this 1st day of October, 1997.

 MSI Accepted:                          SWBT Accepted:

 Micro-Media Solutions, Inc.            Southwestern Bell Telephone Company

 By:                                    By:
    -------------------------------         ----------------------------------
 Name:                                  Name:
       ----------------------------           --------------------------------
 Title:                                 Title:
        ---------------------------            -------------------------------
 Date:                                  Date:
       ----------------------------           --------------------------------

NONDISCRIMINATION COMPLIANCE AGREEMENT (SW-9368)

Contractor recognizes its responsibility to comply with all federal and state laws governing performance of this Contract including, but not limited to:Executive Order 11246, Executive Order 11625, Executive Order 12138, Section 503 of the Rehabilitation Act of 1973 as amended and the Vietnam Era Veterans Readjustment Assistance Act of 1974.

I. EQUAL EMPLOYMENT OPPORTUNITY DUTIES OF GOVERNMENT CONTRACTORS (APPLICABLE TO CONTRACTS AND SUBCONTRACTS EXCEEDING $10,000)

         During the performance of this contract, the Contractor agrees as follows:

(1) The Contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The Contractor will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to the following: Employment, upgrading, demotion, or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places, as available to employees and applicants for employment notices to be provided by the contracting officer setting forth the provisions of this nondiscrimination clause.

(2) The Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

(3) The Contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided by the agency contracting officer, advising the labor union or worker's representative of the Contractor's commitments under section 202 of Executive Order 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

(4) The Contractor will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

(5) The Contractor will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by the rules,regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the contracting agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

(6) In the event of the Contractor's noncompliance with the nondiscrimination clauses of this contract or with any of such rules, regulations, or orders. This contract may be cancelled, terminated or suspended in whole or in part and the Contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

(7) The contractor will include the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules,regulations, or orders of the Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Contractor will take such action with respect to any subcontract or purchase order as may be directed by the Secretary of Labor as a means of enforcing such provisions including sanctions for noncompliance: Provided, however, that in the event the Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction, the Contractor may request the United States to enter into such litigation to protect the interests of the United States.

II. CERTIFICATION OF NON-SEGREGATED FACILITIES (APPLICABLE TO CONTRACTS AND SUBCONTRACTS EXCEEDING $10,000)

         The Contractor certifies that it does not and will not maintain any facilities it provides for its employees in a segregated manner, or permit its employees to perform their services at any location under its control where segregated facilities are maintained; and that it will obtain a similar certification, prior to the award of any nonexempt subcontract

III. EMPLOYER INFORMATION REPORT (APPLICABLE IF VALUE OF CONTRACT IS $50,000 OR MORE AND CONTRACTOR HAS 50 OR MORE EMPLOYEES)

         Contractor agrees and certifies that it will file complete and accurate report (EEO-1) per the current instructions and file such other compliance reports as may be required under Executive Order 11246, as amended, and rules and regulations adopted thereunder.

IV. WRITTEN AFFIRMATIVE ACTION PROGRAM (APPLICABLE IF VALUE OF CONTRACT IS $50,000 OR MORE AND CONTRACTOR HAS 50 OR MORE EMPLOYEES)

         Contractor will develop an affirmative action compliance program for each of its establishments as required by 41 C.F.R. Part 60- 1.40 and 60.2. Contractor recognizes its responsibility to comply with all federal and state laws governing performance of this Contract including, but not limited to:Executive Order 11246, Executive Order 11625, Executive Order 12138, Section 503 of the Rehabilitation Act of 1973 as amended and the Vietnam Era Veterans Readjustment Assistance Act of 1974.

I. EQUAL EMPLOYMENT OPPORTUNITY DUTIES OF GOVERNMENT CONTRACTORS (APPLICABLE TO CONTRACTS AND SUBCONTRACTS EXCEEDING $10,000)

         During the performance of this contract, the Contractor agrees as follows:

(5) The Contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The Contractor will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to the following: Employment, upgrading, demotion, or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places, as available to employees and applicants for employment notices to be provided by the contracting officer setting forth the provisions of this nondiscrimination clause.

(6) The Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

(7) The Contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided by the agency contracting officer, advising the labor union or worker's representative of the Contractor's commitments under section 202 of Executive Order 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

(8) The Contractor will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

(5) The Contractor will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the contracting agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

(6) In the event of the Contractor's noncompliance with the nondiscrimination clauses of this contract or with any of such rules, regulations, or orders. This contract may be cancelled, terminated or suspended in whole or in part and the Contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

(8) The contractor will include the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules,regulations, or orders of the Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Contractor will take such action with respect to any subcontract or purchase order as may be directed by the Secretary of Labor as a means of enforcing such provisions including sanctions for noncompliance: Provided, however, that in the event the Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction, the Contractor may request the United States to enter into such litigation to protect the interests of the United States.

II. CERTIFICATION OF NON-SEGREGATED FACILITIES (APPLICABLE TO CONTRACTS AND SUBCONTRACTS EXCEEDING $10,000)

         The Contractor certifies that it does not and will not maintain any facilities it provides for its employees in a segregated manner, or permit its employees to perform their services at any location under its control where segregated facilities are maintained; and that it will obtain a similar certification, prior to the award of any nonexempt subcontract

III. EMPLOYER INFORMATION REPORT (APPLICABLE IF VALUE OF CONTRACT IS $50,000 OR MORE AND CONTRACTOR HAS 50 OR MORE EMPLOYEES)

         Contractor agrees and certifies that it will file complete and accurate report (EEO-1) per the current instructions and file such other compliance reports as may be required under Executive Order 11246, as amended, and rules and regulations adopted thereunder.

IV. WRITTEN AFFIRMATIVE ACTION PROGRAM (APPLICABLE IF VALUE OF CONTRACT IS $50,000 OR MORE AND CONTRACTOR HAS 50 OR MORE EMPLOYEES)

         Contractor will develop an affirmative action compliance program for each of its establishments as required by 41 C.F.R. Part 60- 1.40 and 60.2.

V. CERTIFICATION OF COMPLIANCE WITH VETERAN RESPONSIBILITIES (APPLICABLE TO CONTRACTS AND SUBCONTRACTS OF $10,000 OR MORE)

         In accordance with the Vietnam Veteran's Readjustment Assistance Act of 1974 and 41 C.F.R Part 60-250, as amended, the parties incorporate by reference the "Affirmative Action For Disabled Veterans and Veterans of the Vietnam Era" clause and such other regulations and contract clauses required to be made part of government contracts and subcontracts.

VI. EMPLOYMENT OF THE HANDICAPPED (APPLICABLE TO CONTRACTS AND SUBCONTRACTS OF $2,500 OR MORE)

         In accordance with the Rehabilitation Act of 1973, as amended, Executive Order 11758 and 41 C.F.R., Part 60-741, the parties incorporate by reference the "Affirmative Action For Handicapped Workers" clause and all other regulations and contract clauses required to be made part of government contracts and subcontracts.

VII. UTILIZATION OF SMALL BUSINESS CONCERNS AND SMALL DISADVANTAGED BUSINESS CONCERNS (APPLICABLE WHEN GOVERNMENT CONTRACT IS EXPECTED TO BE OVER $500,000)

     (a) It is the policy of the United States that small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency.

     (b) The Contractor hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. The Contractor further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the Contractor's compliance with this clause.

     (c) As used in this contract, the term "small business concern" shall mean a small business as defined pursuant to section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term "small business concern owned and controlled by socially and economically disadvantaged individuals" shall mean a small business concern-

(1) Which is at least 5l percent owned by one or more socially and economically disadvantaged individuals; or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more socially and economically disadvantaged individuals; and

(2) Whose management and daily business operations are controlled by one or more of such individuals.

     The Contractor shall presume that socially and economically disadvantaged individuals include Black Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, Asian-Indian Americans and other minorities, or any other individual found to be disadvantaged by the Administration pursuant to section 8(a) of the Small Business Act.

     (d) Contractors acting in good faith may rely on written representations by their subcontractors regarding their status as either a small business concern or a small business concern owned and controlled by socially and economically disadvantaged individuals.

VIII. SMALL BUSINESS AND SMALL DISADVANTAGED BUSINESS SUBCONTRACTING PLAN (IF SUBCONTRACT OF GOVERNMENT CONTRACT EXCEEDS $500.000)

     Contractor will adopt a subcontracting plan similar to the plan agreed to by Southwestern Bell Telephone Company.

IX. UTILIZATION OF WOMEN-OWNED SMALL BUSINESSES

     (a) "Women-owned small businesses," as used in this clause, means businesses that are at least 51 percent owned by women who are United States citizens and who also control and operate the business.

     "Control," as used in this clause, means exercising the power to make policy decisions.

     "Operate," as used in this clause, means being actively involved in the day-to-day management of the business.

     (b) It is the policy of the United States that women-owned small businesses shall have the maximum practicable opportunity to participate in performing contracts awarded by any Federal agency.

     (c) The Contractor agrees to use its best efforts to give women-owned small businesses the maximum practicable opportunity to participate in the subcontracts it awards to the fullest extent consistent with the efficient performance of its contract.

Appendix B

SERVICES

Program Objectives:

MSI will provide SWBT with high volume ADSL Fulfillment services and Customer Premises Equipment Installation and Maintenance services.

SWBT's objective is to achieve high customer satisfaction for development of the ADSL CPE.

Teaming:

ADSL is a new network technology. Successful implementation of ADSL technology will require strong team work among SWBT and the MSI. As such, MSI shall provide a single contact for project management and coordination activities in all areas of presence throughout SWBT's territories in Arkansas, Kansas, Missouri, Oklahoma and Texas.

At a future date, SWBT may wish to provide additional products to be implemented as part of this proposal. MSI shall promptly indicate its ability to support future requests.

Market Opportunity

The SWBT estimate of the potential market for ADSL CPE installation and maintenance services is between 10,000 and 30,000 sites over the next 18 to 24 months for business and residential markets. Installation rates of between 45 and 75 installations per day, throughout SWBT's territory, are anticipated.

Geographic Territory

Initially, four wire centers in the Austin area, starting in the fourth quarter of 1997. Long term, beginning second quarter 1998, in major metropolitan areas throughout SWBT's five state territory.

Thirty days from execution of this Agreement, MSI shall provide information which indicate its geographic coverage by zip-code.

Program Schedule

MSI shall have processes in place by October 1, 1997 for pre-deployment trials. MSI to provide plan on how MSI will achieve this objective.

MSI shall be prepared to provide fulfillment. Installation and Maintenance services of ADSL CPE to the market, in support of SWBT's ADSL roll-out, beginning in October, 1997.

CPE

MS1 to receive CPE as consigned SWBT inventory stock, stage, provide equipment in pre-packaged installation kits to send to installers and end customers.

Installation kits are defined in Attachment 4 of this Appendix.

ADSL CPE has already been pre-selected by SWBT.

Pricing Information

Pricing is outlined in Attachment 6 of this Appendix. MSI commits to fixed 2 year fixed pricing, independent of location beginning in October, 1997 for the following:

Fixed fee, per site, for each of the Installation options as identified:

ADSL modem and splitter (outdoor environment ready)

Inside wire

Computer installation of browser software

Installation & configuration of NIC, including software installation

Fixed fee, per site, for each of the Maintenance options identified:

Next day parts

Next day onsite service

Same Day onsite service

Fixed fee per each requested delivery of pre-packaged installation kits to end customers upon order request from SWBT.

Fixed fee, per unit, for delivery of each of the installation kits as identified, with CPE ADSL modem with splitter, software, and NIC cards provided by SWBT.

Installation

Installation Scope of Work for installing the ADSL Modem And splitter, Network Interface Card, and wiring requirements are defined in attachments 1,2, and 3 respectively.

MSI will provide detail information on what their proposed wiring methodology is for installing the wiring from the SWBT NID (Network Interface Device) to the ADSL modem in the residence, when using existing IW (inside wiring). In cases where existing IW is not available or Cat 5, a Cat 5 home run. From NID to ADSL modem location, will be provided as defined in attachment 3 of this appendix.

Installation Requirements

SWBT will schedule the end customer installation appointment dates. SWEBT will then communicate installation and maintenance schedule to MSI.

MSI normal installation hours shall be Monday through Friday, 7:30am to 9:30pm, CST/CDT. MSI to provide fees for work performed outside normal installation hours.

MSI agree to provide capabilities for supporting installations and maintenance on Saturday.

MSI agrees to confirm ability to meet installation schedules per SWBT's commitment to customer.

MSI agrees to provide plan for making up missed appointments independent of scheduling rates for new work.

MSI agreed to be required to install the oldest inventoried equipment first to ensure warranty coverage is maintained.

MSI agrees to be required to maintain records on date of receipt of equipment by serial number.

Installation Completion

MSI agrees to complete the individual customer installation project upon successful establishment of either a bi-directional 384/256Kbps ADSL ATM PVP connection to the internet or corporate host.

Installation and checkout test plan is included as Attachments 1, 2, and 3.

MSI shall ship the installation kits from fulfillment center to customers who only want the CPE installation kits, as identified in Attachment 4 of this appendix, within five (5) working days of notification.

Wiring

MSI shall wire the ADSL modem to the ADSL modular termination jack and shall utilize the cord supplied with the ADSL modem. (This cord will be two pair, Cat 3 wire with RJ14 terminations on both ends, not to exceed 20 feet in length.) IW from the modular termination jack to the SWBT NID will be standard 24 or 26 gauge, CAT 3 wiring. Cabling to and from the OC to the ADSL Modem will be over 10BaseT Cat 2 cable.

MSI shall provide new wiring from the SWBT network termination point, at the customers location, to the ADSL Modem as described in attachment 3

Maintenance

MSI will provide a toll free call center for maintenance and repair handling, including warranty handling.

MSI shall offer next day parts, same day onsite, next day onsite, and 2 day onsite maintenance. Hours of operation shall be 7:30am to 9:30 pm CST/CDT, five
(5) days a week (Monday - Friday).

Installation and Maintenance Field Service Requirements

MSI shall supply own transportation, including vehicles, licensed and insured drivers, and adequate liability insurance.

MSI shall immediately provide each of its own installers with PC/Mac Laptop with integral Ethernet and or ATM NIC card with SWBT ADSL Project software for testing and verifying proper operation including ADSL network testing.

MSI shall provide testing software as required by SWBT to ensure proper operation of NIC card in OC.

MSI shall provide installers with appropriate tools, cabling, wiring, identification required to complete installations and maintenance dispatches on a 97% first time basis to the scheduled installation date, measured by dividing the number of first visit installations successfully completed on time by the number of scheduled installations.

MSI shall submit, a plan demonstrating how MSI intends to achieve this goal and what measurement tools are proposed to monitor status.

MSI shall supply all ancillary parts as required to support installation.

MSI shall provide all training to installers and maintenance personnel.

MSI shall provide a typical test platform at SWBT for each PC (such as ISA, PCI) or Mac that NIC card is installed with appropriate operating system software. (such as Windows 3.1, 3.11, or later version, Windows 95, Windows NT)

MSI shall be responsible for its own inventory and field logistics system; such systems must be described to SWBT, and must be adequate to support supplier's field operation in a manner which meets service level requirements.

MSI shall have and maintain capability to communicate by phone, fax, and e-mail.

MSI shall have the proven resources and financial strength, or demonstrate a plan to support SWBT in the deployment of the installations territory-wide in volumes.

MSI shall indicate the volume of installations and maintenance levels that MSI can commit to by zip-code on a per-week basis.

MSI shall provide the scope of their coverage by timeline both current and planned.

MSI shall provide toll free end customer telephone assistance to diagnose potential service issues and provide, at its expense, delivery, to the customer, a unit to replace the unit that is suspect.

MSI shall indicate what its capability to support installations for multi-language (including, but not limited to Spanish, Chinese, Tagalog, Japanese, Vietnamese, Portugese, etc.) and hearing impaired customers.

Experience

MSI shall identify past experience in fulfilling programs of this scope and magnitude.

MSI shall provide customer references for programs of similar scope and size.

Project

MSI shall provide a Project Manager, assigned to manage installations for Management ADSL, for SWBT. The Project Manager will manage this installation processes and work with the end customers, as well as the SWBT ADSL Customer Service Team, to ensure successful implementations. The Project Manager shall be responsible for collecting, maintaining, and assembling all ADSL specific documentation which will include at a minimum:

Deployment Plan with timeline, equipment standard templates, deployment locations, protocols and addressing as defined by SWBT, an inventory of equipment, including serial numbers and network installed, procedures for service calls, and equipment configurations.

MSI will supply resumes for proposed Project Manager. SWBT reserves the right to interview and accept or decline any proposed Project Manager.

Licenses

MSI shall be licensed for residential and business installations in SWBT's territory. MSI shall have all required federal, state, county and city licenses to complete the ADSL installations successfully.

MSI shall meet all building codes as required by city and counties.

MSI shall comply with all applicable laws, rules and regulations.

Customer Satisfaction

End Customer satisfaction is of key concern to SWBT. SWBT welcomes innovations where methods to increase customer satisfaction are addressed.

MSI shall provide how MSI intends to provide a safe installation to the end customer without risk of personal safety or risk of loss of the end customers personal property (i.e. hiring and screening programs for new employees, safety training, etc.).

Tracking and Reporting

MSI shall provide a tracking and reporting format to track installations activity by day, week, and month, showing force to load, and actual schedule performance. Performance management reporting for volume of installations and maintenance activities is a mandatory requirement.

MSI shall provide monthly performance reports that identify, among other items; number and trend of calls, missed installations, second installations, equipment failure rates and customer satisfaction levels.

MSI shall provide sample reports, and the methods used to gather the data upon which these reports are base.

MSI shall specify how each piece of serialized equipment will be tracked and identified, and reported to SWBT for provisioning and warranty tracking purposes.

Timelines

MSI shall provide an overall program implementation timeline.

Subcontracting

MSI shall provide a list of potential major sub-contractors that MSI may use to implement this project with their qualifications.

SWBT reserves the right to decline the use of any proposed sub-contractor.

Attachment 1

Installation Services
ADSL Modem and Splitter

MSI shall perform the following services in the installation, configuration and testing of the ADSL Modem and passive splitter. Installation shall include; physical installation of ADSL modem, connecting to power, attaching modem to the ADSL network, configuration of ADSL Modem, installation of operating software, checkout of operation, and demonstration to customer of connection.

Installation crew will call the business customer the day before the installation is to commence to remind the customer that the installation is to take place the following day either in the morning or afternoon.

Configuration

Configuration parameters will be set at the manufacturer's recommended defaults, or as defined by SWBT. Specific customer requirements will be accommodated during the configuration and installation process. MSI will confirm the use of web service to ensure ADSL connectivity with the ISP or corporate location. Full operational testing of all the parameters of the local software and it's inter-operation with the ADSL network may be at an additional fee.

Protocol Addressing

Protocol addressing for the customers PC or Mac (NIC) to allow the ADSL Modems to communicate with the host or Internet shall be defined by SWBT and will be provided for in the configuration of the unit. Although the ADSL modem will support one Internet connection, the installer shall be able to support interconnecting to one of 20 different Internet Service providers script, to be provided by SWBT.

Other specific addressing or configuration requested (i.e. other Group Address, SNMP, etc.) is the responsibility of customer to provide.

Physical Placement of Unit

The ADSL modem will be placed as instructed by customer and may be either wall or desktop mounted. Typical installation is expected to be desktop mounting. The appropriate hardware for each instance will be provided by SWBT. Cables from unit to the "telco" jack, and ADSL Modem to terminating equipment (for example PC or Mac) will be connected. Appropriate cable lengths should be ordered and supplied with the unit to be installed. Power outlets to be provided by customer and shall be within 5 feet of the ADSL modem.

ADSL Modem Network Testing

Step 1, Configuration Process

1. Ensure PC and ADSL  modem powers on

2. Ensure configuration is taken by PC  and ADSL modem

3. Ensure ports can be seen by software and are configurable

Step 2, Test Connection to ADSL WAN Network

1. LAN  and phone circuits are active and working properly

2. Network protocol is active

3. Addressing is not causing errors

4. Protocol is up

5. Review for network errors (lost packets, short frames, CRC, etc.)

Step 3, Test Other Connections

1. LAN  or Serial port is active

2. Protocol is up

3. Addressing is not causing errors

Installation Compete

     Installation is complete when:

1. ADSL Modem and PC is configured per manufacturer specifications or other customer required configuration.

2. ADSL Modem and PC is connected to SWBT network.

3. ADSL Modem and PC has been tested with network service provided by SWBT (or other carrier as appropriate and available) and connection with CO end established.

4. ADSL Modem and PC operates as per manufacturer specifications

Installer (s) shall I leave behind a customer satisfaction survey for customer to fill out and mail to SWBT.

Attachment 2

Installation Services
Ethernet or ATM 25 Mbps IBM PC Compatible
Network Interface Card (NIC) Installation

MSI will install and configure either a 10BaseT Ethernet Network Interface Card
(NIC) or a 25 Meg ATM NIC card as a connecting product to the ADSL Network modem. The NIC may be either ISA or PCI form factors. The installation includes opening of the PC or Mac, inserting the NIC and adding the driver software provided with the NIC. Configuration of the NIC software is based on a specific PC class with specific software provided by SWBT to run on a IBM class PC operating Windows 95 or Mac running System 7. Other optional configurations may be defined as part of this RFP in further attachments. MSI will develop a specific installation script on the installation process to be approved by SWBT. Customer must have a minimum configuration as defined by SWBT to operate with the ADSL network.

Configuration

Configuration parameters will be set at the manufacturer's recommended defaults for software selectable interrupts and jumper settings. Specific customer requirements shall be accommodated during the configuration and installation process when made available to the onsite MSI technician or Project Coordinator, as approved by SWBT, prior to installation. MSI shall load the software in a separate directory and called up by the software command specified by the software.

Physical Placement of Unit

The NIC will be installed in the desired PC where slots are available. An appropriate cable for connecting the NIC to the ADSL modem will be supplied with the unit to be installed. Additional cables or longer cables, if appropriate, but not to exceed 20 feet in length, shall be provided by the installer technician.

Connecting Device Testing
     Level 1 Testing:

     During configuration process:

1. Ensure PC and NIC powers on properly,

2. Ensure configuration is taken by device

3. Ensure NIC can be seen by software and is configurable

4. Ensure that the NIC can transfer data from the PC to the ADSL modem and network.

Installation Complete

NIC Installation Complete

1. NIC is configured per manufacturer specifications or ADSL specific required configuration.

2. NIC is connected to ADSL modem.

3. NIC accepts software drivers and operates as per manufacturer specifications to the ADSL modem.

4. PC is able to browse the desired web site successfully on the ADSL network.

Installer(s) shall leave behind a customer satisfaction survey for customer to fill out mail to SWBT.

Attachment 3

Inside Wiring
(TW)

Residential

MSI shall provide, at its expense, new residential wiring from the ADSL Modem connection to the SWBT network interface device (NID) at the residence.

The MSI shall perform the following: audit the (NID), determine which pair is in use for the ADSL connection, install the ADSL splitter in the NID, or other adjacent SWBT approved enclosure, per SWBT provided instructions, ensure conditioning on the pairs, install new telco grade Cat 3 wire (24 gauge) up to 150 feet of telephone cable to the ADSL modem, provide termination in wall for ADSL network connection via modular termination jack, place ADSL modem in properly vented location, and connect the appropriate cables to the ADSL modem and PC or Mac.

If wiring is performed separately than at time of installation of ADSL modem or NIC, Installer(s) shall leave behind a customer satisfaction survey for customer to fill out and mail to SWBT.

Business Wiring

Wiring for ADSL in a business environment will follow SWBT/MSI standard business practices. Before a Proposal is proposed, MSI shall perform a walk through for estimating costs to accurately estimate the costs of the installation.

RESTRICTED-PROPRIETARY INFORMATION

Attachment 4

ADSL Installation Packs

Option 1

MSI will sent Installation Pack to customers who perform their own ADSL modem installation ADSL Modem. ADSL Splitter (Outdoor environment ready, with outdoor boots for wiring connections provided if required.) (A separate splitter enclosure may also be included.) ISP browser software, as required. Windows '95, Windows for Workgroups 3.11, Windows NT 3.51, Windows NT 4.0 or Mac client software driver stack for the NIC being used. ADSL RJ11 OR modular termination jack. ADSL network line interconnection cable to the modem, 6 foot length. 10BaseT cable, 6 foot length. `How to' instructions guide. Modem Manual, or other manufacturer's instructions. Misc. screws and plastic parts. 100 foot of telco interconnection cable. Box marked with PB and SWBT logo.

Option 2

MSI will sent Installation Pack to customers who perform their own ADSL modem and NIC card installation

ADSL Modem. ADSL Splitter (Outdoor environment ready, with outdoor boots for wiring connections provided if required.) (A separate splitter enclosure may also be included.) Ethernet NIC with software drivers. ISP browser software, as required. Windows '95, Windows for Workgroups 3.11, Windows NT 3.51, Windows NT
4.0 or Mac client software driver stack for the NIC being used. ADSL RJ11 OR RJ14 modular termination jack. ADSL network line interconnection cable to the modem, 6 foot length. 10BaseT cable, 6 foot length. `How to' instructions guide. Modem Manual, or other manufacturer's instructions. Misc. screws and plastic parts. 100 foot of telco interconnection cable. Box marked with PB and SWBT logo.

Option 3

MSI will sent Installation Pack to installers to perform the ADSL modem installation for customers ADSL Modem. ADSL Splitter (Outdoor environment ready, with outdoor boots for wiring connections provided if required.) (A separate splitter enclosure may also be included.) ISP browser software, as required. Windows '95, Windows for Workgroups 3.11, Windows NT 3.51, Windows NT 4.0 or Mac client software driver stack for the NIC being used.ADSL RJ11 OR RJ14 modular termination jack. ADSL network line interconnection cable to the modem, 6 foot length. 10BaseT cable, 6 foot length. Modem Manual, or other manufacturer's instructions, for customer.

Option 4

MSI will sent Installation Pack to installers who perform the ADSL modem and NIC card installation for customers

ADSL Modem

ADSL Splitter (Outdoor environment ready, with outdoor boots for wiring connections provided if required.) A separate splitter enclosure may also be included.) Ethernet NIC with software drivers. ISP browser software, as required.Windows'95, Windows for Workgroups 3.11, Windows NT 3.51, Windows NT
4.0 or Mac client software driver stack for the NIC being used.ADSL RJ11 or RJ14 modular termination jack.ADSL network line interconnection cable to the modem, 6 foot length.10BaseT cable, 6 foot length. Modem Manual, or other manufacturer's instructions, for customer.

Attachment 5

FULLFILLMENT CENTER

MSI's Fulfillment Center

1. The fulfillment Center will have all selected ADSL CPE and installation components readily available for sale to SWBT customers (i.e. Self-Installers), within 5 business days of receipt of an order from SWBT.

2. MSI Fulfillment Center will provide weekly reports to SWBT which track the delivery and servicing of CPE.

3. MSI Fulfillment Center will deliver CPE directly to SWBT customers or designated installation partners within intervals determined by SWBT; currently SWBT's expectation is that 5 business days would be the maximum delivery time anywhere in anywhere in SWBT territory, and delivery volumes may eventually be greater than 75 ADSL kits per day.

4. MSI Fulfillment Center will support all warranties, exchange policies and discount structures offered by the manufacturer (s) defined by SWBT.

5. MSI Fulfillment Center employees will provide manufacturer instructions and/or any other provided collateral for CPE use to customers, as required.

6. MSI Fulfillment Center will provide a toll free number for customer support. The number will be included in the CPE packaging.

7. MSI will be required to have and/or implement a program to perform pre-employment screening, bonding, and safety training prior to having it's employees perform services on behalf of SWBT.

Installation and Maintenance

8. MSI will have the necessary tools, equipment, and transportation to install ADSL CPE components.

9. MSI will have a logistics system in place to efficiently receive and distribute CPE to the installer responsible for the installation within the intervals determined by SWBT.

10. MSI will have a process to adequately handle force to load issues and scheduling for timely installation of CPE that customers have selected.

11. MSI's Installation and Maintenance function will support all warranties, and exchange policies offered by the manufacturer(s) selected by SWBT.

12. MSI will provide weekly reports to SWBT which track the receiving time from the Fulfillment center, the interval from receipt of equipment, to the time the customer order is completed; and tracking of orders not completed on the first visit.

13. MSI will provide customers with instructions on how to use the ADSL service, and demonstrate to the customer that the service is in working order before leaving the premises.

14. MSI will hand the customer satisfaction survey to allow the customer to provide feedback to SWBT concerning the quality of services provided.

15. MSI shall provide all CPE components with backup supplies to each installer.MSI shall provide respond to CPE trouble calls within the interval period determined by SWBT. (Currently expected to be 4 hours or less from receipt of trouble call based on a rolling clock. A rolling clock is defined as any hourly increment being rounded to the next hour i.e. a call received at 1:05 P.M. will be counted as received at 2:00 P.M.)

17. MSI shall provide trained personnel to successfully install multiple ADSL configurations, and to be able to handle a multitude of installation variable.

18. MSI will be required to have and/or implement a program to perform pre-employment screening, bonding, and safety training prior to having its employees perform services on behalf of SWBT.

19. MSI will work with SWBT to implement a process to accommodate language dependent customers.

20. At SWBT's request, the MSI installation and Maintenance force will make all necessary arrangements to accommodate hearing impaired customers. This includes, but is not limited to, the ability to interact with a Telecommunications Device for the Deaf (TTY).

21. MSI is required to handle all SWBT geographic regions, by zip code (preferred) or by County, for the full range of installation and maintenance services.